                           September 23, 2004

Oppenheimer Principal Protected Trust III
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This  opinion  is  being   furnished  to   Oppenheimer   Principal
Protected  Trust  III,  a  Massachusetts  business  trust,  and its sole series  Oppenheimer  Main  Street  Principal  Protected  Fund  III  (the
"Fund"),  in  connection  with the  Registration  Statement on Form N-1A
(the  "Registration  Statement")  under the  Securities  Act of 1933, as amended (the "1933 Act"),  and the  Investment  Company Act of 1940,  as
amended,  filed by the  Fund  for the  initial  public  offering  of the
Fund's  Class A,  Class B, Class C and Class N shares.  As  counsel  for the Fund, we have examined such statutes,  regulations, Fund records and other  documents  and  reviewed  such  questions  of law that we  deemed necessary or appropriate for the purposes of this opinion.

      Based  upon  the  foregoing,  we  are  of  the  opinion  that  the
foregoing   shares  to  be  issued  as  described  in  the  Registration
Statement  have  been  duly  authorized  and,  assuming  receipt  of the consideration  to be paid  therefor,  upon  delivery  as provided in the
Registration  Statement,  will be legally and validly issued, fully paid and non-assessable  (except for the potential  liability of shareholders described in the Fund's Statement of Additional Information).

      We hereby  consent to the filing of this  opinion as an exhibit to
the   Registration   Statement  and  to  the  reference  to  us  in  the
Registration  Statement.  We do not thereby admit that we are within the category of persons  whose  consent is required  under  Section 7 of the
1933 Act or the rules and  regulations  of the  Securities  and Exchange
Commission thereunder.

                                    Sincerely,

                                    /s/ Allan B. Adams
                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.